Exhibit 99

Daniel Boggan Retires From Viad Corp's Board of Directors

PHOENIX, Aug. 27, 2015 /PRNewswire/ -- Viad Corp (NYSE:VVI) today announced the decision of Daniel Boggan Jr. to retire from the Viad Board of Directors effective August 22, 2015. Boggan has served as a director of Viad since 2005.

Richard H. Dozer, chairman of Viad, said, "On behalf of Viad and my fellow board members, I want to thank Dan for his valuable contributions and dedication to creating value for Viad's shareholders throughout his distinguished tenure. His insights helped guide the Company through significant changes and position it for ongoing success through the development of a strategic plan to drive growth and enhance shareholder value. While his presence will be missed, we respect his decision to retire and wish him well."

Boggan said, "Looking back over the last ten years, it truly has been a pleasure and an honor to be a part of Viad's Board and to have served alongside so many exceptional Board members. I have much confidence in the continued success of Viad, with its strong strategic plan, and talented Board and management team."

About Viad
Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists, Inc. and affiliates, and its Travel & Recreation Group, composed of Brewster, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the Company's Web site at www.viad.com.

Forward-Looking Statements
As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contacts:
Carrie Long
Viad Corp
(602) 207-2681
IR@viad.com

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